Exhibit 11

Bingham McCutcheon LLP

One Federal Street

Boston, MA 02110

June 26, 2014

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

Nuveen Minnesota Municipal Income Fund

333 West Wacker Drive

Chicago, IL 60606

RE:	Nuveen Minnesota Municipal Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Minnesota Municipal Income Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 26, 2014 (as so amended, the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Common Shares”) to be issued in exchange for the shares of common stock of Minnesota Municipal Income Portfolio and First American Minnesota Municipal Income Fund II, Inc., each a Minnesota corporation (each, a “Target Fund” and collectively, the “Target Funds”), in connection with the merger of each Target Fund with and into NMMIF Merger Sub, LLC, a Massachusetts limited liability company and a direct, wholly owned subsidiary of the Acquiring Fund (the “Merger Sub”) as described in the Registration Statement (the “Mergers”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

Vedder Price P.C

Nuveen Minnesota Municipal Income Fund

June 26, 2014

(b)        a copy of the Acquiring Fund’s Declaration of Trust, dated April 28, 2014, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 14, 2014 (the “Declaration”);

(c)        a draft of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Variable Rate MuniFund Term Preferred Shares with respect to the Acquiring Fund’s Variable Rate MuniFund Term Preferred Shares, Series 2017 (the “VMTP Statement”);

(d)        a certificate of the Secretary of the Acquiring Fund, certifying as to, and attaching copies of, the Acquiring Fund’s Declaration, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”) and the resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on April 28, 2014 (the “Resolutions”);

(e)        a printer’s proof of the Registration Statement received on June 24, 2014; and

(f)        a copy of the Agreement and Plan of Merger by and among the Acquiring Fund, each of the Target Funds, the Merger Sub and, for the purposes of Section 9.1 of the Agreement and Plan only, U.S. Bancorp Asset Management, Inc. and Nuveen Fund Advisors, LLC, providing for (a) the merger of each Target Fund with and into the Merger Sub pursuant to which Target Fund shareholders will receive Acquiring Fund Common Shares and Acquiring Fund VMTP Shares and (b) the dissolution, liquidation and termination of the Merger Sub, in the form included as Appendix A to the Joint Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (e) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the resolutions of the Board of Trustees of the Acquiring Fund adopted on April 28, 2014, as attached to the certificate referenced in subparagraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions will be finalized and

Vedder Price P.C

Nuveen Minnesota Municipal Income Fund

June 26, 2014

incorporated into minutes of such meeting approved by the Acquiring Fund’s Trustees, prior to the issuance of the Acquiring Fund Shares, in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (e) above; (ii) the number of Acquiring Fund Common Shares to be issued will not exceed the amount of such Shares needed to consummate the Mergers; (iii) the VMTP Statement will be finalized in substantially the form of the draft referred to in subparagraph (c) above and duly filed with the Commonwealth of Massachusetts and the City of Boston; (iv) immediately after giving effect to the issuance of the Acquiring Fund Shares, the Acquiring Fund will continue to meet the “asset coverage” requirements set forth in Section 2.8 of the Acquiring Fund’s VMTP Statement; (v) each Target Fund will have taken all actions necessary under its charter and Minnesota law to authorize the execution and delivery of the Agreement and Plan, including the vote of its shareholders as set forth in the Registration Statement; (vi) the Merger Sub will have taken all actions necessary under its Certificate of Organization, Limited Liability Company Agreement and Massachusetts law to authorize the execution and delivery of the Agreement and Plan; (vii) the Agreement and Plan will have been duly completed, executed and delivered by each of the parties thereto in substantially the form of the copy referred to in subparagraph (f) above; (viii) the Target Funds and the Merger Sub will have made any filings required under applicable state law in connection with the Mergers; (ix) any other consents or approvals required for the Mergers will have been received; (x) the Declaration, the Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; and (xi) there will not have been any changes in applicable law or any other facts or circumstances relating to the Mergers as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any

Vedder Price P.C

Nuveen Minnesota Municipal Income Fund

June 26, 2014

tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Acquiring Fund.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Acquiring Fund’s Declaration and the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP BINGHAM McCUTCHEN LLP